Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

TYCO INTERNATIONAL REPORTS THIRD QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.85 PER SHARE AND GAAP EARNINGS OF $0.76 PER SHARE

•                  Company reports revenue of $4.3 billion, with 10.5%* revenue growth and 4% organic growth

•                  Operating margin before special items improves 170* basis points to 12.1%*

•                  Diluted EPS from continuing operations before special items increases 18%

*Amount excludes results from the Electrical and Metal Products business following the sale of a majority interest in that business completed on Dec. 22, 2010.

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q3 2011	Q3 2010	% Change
Revenue	$4,293	$4,274	—
Income from Continuing Operations	$364	$250	46%
Diluted EPS from Continuing Operations	$0.76	$0.50
Special Items	$(0.09)	$(0.22)
Income from Continuing Ops Before Special Items	$402	$357	13%
Diluted EPS from Continuing Ops Before Special Items	$0.85	$0.72

SCHAFFHAUSEN, Switzerland — July 28, 2011 — Tyco International Ltd. (NYSE: TYC) today reported $0.76 in diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2011 and diluted EPS from continuing operations before special items of $0.85 per share.  Excluding the Electrical & Metal Products business, which is now reported as an equity investment, revenue in the quarter of $4.3 billion increased 10.5% versus the prior year with organic revenue growth of 4%.  The benefit of foreign currency contributed 5.6 percentage points to overall revenue growth.

“We delivered a strong quarter operationally with improved top-line growth and operating margin expansion which drove an 18% year-over-year increase in earnings per share,”  said Tyco Chairman and Chief Executive Officer Ed Breen. “Our solid financial performance and strong balance sheet provides us with the financial flexibility to invest in our businesses, strengthen our core security, fire and flow control platforms and return excess cash to shareholders.”

“We recently completed the acquisitions of Signature Security Group and KEF Holdings and last week announced the acquisition of Chemguard to expand our product and service offerings in fire protection. During the third quarter, we continued to return cash to shareholders by repurchasing $300 million under our current $1 billion program.”

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Third Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal third quarter of 2010 unless otherwise indicated.

Security Solutions

	Q3 2011	Q3 2010	% Change
Revenue	$2,165	$1,921	13%
Operating Income	$327	$231	42%
Operating Margin	15.1%	12.0%
Special Items	$(31)	$(54)
Operating Income Before Special Items	$358	$285	26%
Operating Margin Before Special Items	16.5%	14.8%

Revenue of $2.2 billion increased 13% in the quarter with organic revenue growth of 4.5%.  Recurring revenue grew 5% organically while non-recurring revenue grew 4% organically.  Both recurring and non-recurring revenue grew in all geographic regions.

Operating income was $327 million and the operating margin was 15.1%. Special Items of $31 million consisted primarily of restructuring charges.  Operating income before special items was $358 million and the operating margin improved 170 basis points to 16.5%.  The year-over-year operating margin improvement was driven by growth in the higher margin recurring revenue business driven by the Broadview acquisition completed in the third quarter of 2010.  The year-over-year improvement in operating margin also reflected the continued benefit of restructuring and productivity initiatives and increased volume in the commercial business.

Fire Protection

	Q3 2011	Q3 2010	% Change
Revenue	$1,200	$1,114	8%
Operating Income	$146	$134	9%
Operating Margin	12.2%	12.0%
Special Items	$(12)	$(6)
Operating Income Before Special Items	$158	$140	13%
Operating Margin Before Special Items	13.2%	12.6%

Revenue of $1.2 billion increased 8% in the quarter with organic revenue growth of 5%. Organic revenue increased 5% in service and 11% in fire products while systems installation was flat.  Backlog of $1.26 billion remained flat on a quarter sequential basis, excluding the impact of foreign currency.

Operating income was $146 million and the operating margin was 12.2%.  Special items of $12 million consisted primarily of divestiture charges.  Operating income before special items was $158 million and the operating margin was 13.2%. The 60 basis point margin improvement was driven by increased service and product revenues and selectivity of project work.

Flow Control

	Q3 2011	Q3 2010	% Change
Revenue	$928	$849	9%
Operating Income	$103	$113	(9)%
Operating Margin	11.1%	13.3%
Special Items	$(3)	$(6)
Operating Income Before Special Items	$106	$119	(11)%
Operating Margin Before Special Items	11.4%	14.0%

Revenue of $928 million increased 9% in the quarter. Organic revenue was flat for the quarter with growth of 8% in Valves and 23% in Thermal Controls offset by a decline of 31% in the Water business.  Excluding the impact of foreign currency, orders increased 12% year-over-year and backlog increased 4% to $1.75 billion on a quarter sequential basis.

Operating income was $103 million and the operating margin was 11.1%.  Operating income and operating margin before special items were $106 million and 11.4%, respectively. The year-over-year decline in operating margin was primarily attributable to the contribution of a large project in the Pacific Water business in the prior-year quarter.

OTHER ITEMS

•                  Cash from operating activities was $708 million and free cash flow was $366 million, which included a cash outflow of $33 million primarily related to restructuring activities.

•                  The company completed the quarter with $1.63 billion in cash and cash equivalents.

•                  Corporate expense, excluding special items, was $102 million.

•                  The tax rate before special items was 13.9%.

•                  During the third quarter, the company repurchased 6 million shares for $300 million under the new $1 billion share repurchase program announced last quarter.

•                  On July 19, 2011, Tyco announced the acquisition of Chemguard, Inc., a leader in fire fighting foam concentrates and equipment, foam systems, and specialty chemicals.  The business will be integrated into Tyco’s Fire Protection Products business upon closing of the transaction which is expected in the second half of calendar 2011.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2010 revenue of $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2011 and outlook for the fourth quarter during a conference call and webcast today beginning at 8:00 a.m. ET.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 10:00 a.m. (ET) on July 28, 2011 and ending at 11:30 p.m. (ET) on August 5, 2011. The dial-in number for participants in the United States is (800) 925-0258. For participants outside the United States, the replay dial-in number is (203) 369-3861, passcode 8829.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). Effective the first quarter of fiscal 2011, the Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with acquired entities that have been fully integrated within the first year (such as Broadview Security), and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year will continue to be based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.  Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health of the industries and end markets in which Tyco operates, and Tyco’s acquisition, divestiture, restructuring and capital market related activities. Such statements are based upon certain assumptions and assessments made by Tyco’s management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. Economic, business, competitive, technological and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(UNAUDITED)

	For the		For the
	Quarters Ended		Nine Months Ended
	June 24,	June 25,	June 24,	June 25,
	2011	2010	2011	2010

Revenue from product sales	$2,336	$2,532	$6,962	$7,366
Service revenue	1,957	1,742	5,702	5,157
Net revenue	4,293	4,274	12,664	12,523
Cost of product sales	1,629	1,781	4,871	5,218
Cost of services	1,011	912	2,963	2,694
Selling, general and administrative expenses	1,143	1,163	3,365	3,380
Restructuring, asset impairments and divestiture charges (gain), net	35	43	(153)	26
Operating income	475	375	1,618	1,205
Interest income	8	7	26	24
Interest expense	(59)	(71)	(184)	(221)
Other expense, net	(3)	(85)	(9)	(73)
Income from continuing operations before income taxes	421	226	1,451	935
Income tax (expense) benefit	(58)	26	(278)	(78)
Income from continuing operations	363	252	1,173	857
(Loss) income from discontinued operations, net of income taxes	(5)	4	160	14
Net income	358	256	1,333	871
Less: noncontrolling interest in subsidiaries net (loss) income	(1)	2	—	5
Net income attributable to Tyco common shareholders	$359	$254	$1,333	$866
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$364	$250	$1,173	$852
(Loss) income from discontinued operations	(5)	4	160	14
Net income attributable to Tyco common shareholders	$359	$254	$1,333	$866
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.78	$0.51	$2.46	$1.77
(Loss) income from discontinued operations	(0.01)	0.01	0.34	0.03
Net income attributable to Tyco common shareholders	$0.77	$0.52	$2.80	$1.80
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.76	$0.50	$2.44	$1.76
Income from discontinued operations	—	0.01	0.33	0.03
Net income attributable to Tyco common shareholders	$0.76	$0.51	$2.77	$1.79
Weighted average number of shares outstanding:
Basic	468	492	476	481
Diluted	475	496	481	484

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010 and Form 10-Q for the quarter ended March 25, 2011.

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 24,	September 24,
	2011	2010
Assets
Current Assets:
Cash and cash equivalents	$1,629	$1,775
Accounts receivable, less allowance for doubtful accounts	2,470	2,493
Inventories	1,406	1,443
Prepaid expenses and other current assets	946	936
Deferred income taxes	367	382
Assets held for sale	—	324
Total current assets	6,818	7,353
Property, plant and equipment, net	4,007	4,156
Goodwill	9,895	9,577
Intangible assets, net	3,558	3,446
Other assets	2,699	2,596
Total Assets	$26,977	$27,128

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	42	536
Accounts payable	1,230	1,340
Accrued and other current liabilities	2,708	2,671
Deferred revenue	638	618
Liabilities held for sale	—	103
Total current liabilities	4,618	5,268
Long-term debt	4,145	3,652
Deferred revenue	1,156	1,106
Other liabilities	2,876	3,001
Total Liabilities	$12,795	$13,027

Total Tyco Shareholders’ Equity	14,177	14,084
Noncontrolling interest	5	17
Total Equity	14,182	14,101

Total Liabilities and Equity	$26,977	$27,128

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010, and Form 10-Q for the quarter ended March 25, 2011.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Nine Months Ended
	June 24,		June 25,		June 24,		June 25,
	2011		2010		2011		2010
NET REVENUE
Tyco Security Solutions	$2,165		$1,921		$6,351		$5,687
Tyco Fire Protection	1,200		1,114		3,408		3,308
Tyco Flow Control	928		849		2,558		2,505
Electrical and Metal Products	—		390		347		1,023
Corporate and Other	—		—		—		—
Total Net Revenue	$4,293		$4,274		$12,664		$12,523

OPERATING INCOME AND MARGIN
Tyco Security Solutions	$327	15.1%	$231	12.0%	$997	15.7%	$811	14.3%
Tyco Fire Protection	146	12.2%	134	12.0%	362	10.6%	346	10.5%
Tyco Flow Control	103	11.1%	113	13.3%	289	11.3%	306	12.2%
Electrical and Metal Products	—	—	40	10.3%	7	2.0%	87	8.5%
Corporate and Other	(101)	N/M	(143)	N/M	(37)	N/M	(345)	N/M
Operating Income and Margin	$475		$375		$1,618		$1,205

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 25,	June 24,	June 25,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$359	$254	$1,333	$866
Noncontrolling interest in subsidiaries net income	(1)	2	—	5
Loss (income) from discontinued operations, net of income taxes	5	(4)	(160)	(14)
Income from continuing operations	363	252	1,173	857
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	331	304	976	869
Non-cash compensation expense	27	30	86	92
Deferred income taxes	(3)	(91)	119	(127)
Provision for losses on accounts receivable and inventory	13	29	61	93
Loss (gain) on divestitures	6	2	(227)	(43)
Other non-cash items	18	79	54	101
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(140)	(65)	(183)	—
Inventories	(30)	(61)	(195)	(127)
Prepaid expenses and other current assets	(5)	(8)	(18)	12
Accounts payable	46	81	(53)	33
Accrued and other liabilities	109	193	(172)	(6)
Other	(27)	(85)	—	(87)
Net cash provided by operating activities	708	660	1,621	1,667
Net cash provided by (used in) discontinued operating activities	—	9	(9)	12
Cash Flows From Investing Activities:
Capital expenditures	(187)	(180)	(548)	(512)
Proceeds from disposal of assets	2	7	7	26
Acquisition of businesses, net of cash acquired	(219)	(448)	(228)	(600)
Accounts purchased by ADT	(172)	(134)	(451)	(400)
Divestiture of businesses, net of cash divested	5	(2)	711	26
Other	(29)	5	(6)	16
Net cash used in investing activities	(600)	(752)	(515)	(1,444)
Net cash (used in) provided by discontinued investing activities	—	(4)	259	(7)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	161	—	161	26
Repayment of short-term debt	(121)	1	(653)	(268)
Proceeds from issuance of long-term debt	—	503	497	1,001
Repayment of long-term debt	(1)	(953)	(3)	(962)
Proceeds from exercise of share options	48	24	112	33
Dividends paid	(118)	(97)	(342)	(311)
Repurchase of common shares by treasury	(300)	(276)	(1,300)	(276)
Transfer from discontinued operations	—	5	250	5
Other	(1)	(11)	9	11
Net cash used in financing activities	(332)	(804)	(1,269)	(741)
Net cash used in discontinued financing activities	—	(5)	(250)	(5)
Effect of currency translation on cash	13	(14)	27	(13)
Net decrease in cash and cash equivalents	(211)	(910)	(136)	(531)
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	—	(10)	—
Cash and cash equivalents at beginning of period	1,840	2,733	1,775	2,354
Cash and cash equivalents at end of period	$1,629	$1,823	$1,629	$1,823

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$708	$660	$1,621	$1,667
Sale of accounts receivable	—	(1)	—	1
Capital expenditures, net	(185)	(173)	(541)	(486)
Accounts purchased by ADT	(172)	(134)	(451)	(400)
Purchase accounting and holdback liabilities	—	—	1	(3)
Voluntary pension contributions	15	—	15	—
Free Cash Flow	$366	$352	$645	$779

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

			Quarter Ended June 24, 2011
		Net Revenue for the					Adjusted									Net Revenue for the
		Quarter Ended June 25,	Base Year Adjustments				2010 Base									Quarter Ended June 24,
		2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		2011

Tyco Security Solutions		$1,921	$78	4.1%	$(18)	-0.9%	1,981	$85	4.4%	$10	0.5%	$—	0.0%	$89	4.5%	$2,165	12.7%
Tyco Fire Protection		1,114	—	0.0%	(9)	-0.8%	1,105	57	5.1%	—	0.0%	(18)	-1.6%	56	5.1%	1,200	7.7%
Tyco Flow Control		849	—	0.0%	(2)	-0.2%	847	77	9.1%	1	0.1%	—	0.0%	3	0.4%	928	9.3%
Total before Electrical and Metal Products		$3,884	$78	2.0%	$(29)	-0.7%	$3,933	$219	5.6%	$11	0.3%	$(18)	-0.5%	$148	3.8%	$4,293	10.5%

Electrical and Metal Products		390	—	0.0%	(390)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue		$4,274	$78	1.8%	$(419)	-9.8%	$3,933	$219	5.1%	$11	0.3%	$(18)	-0.4%	$148	3.8%	$4,293	0.4%

			Nine Months Ended June 24, 2011
		Net Revenue for the Nine					Adjusted									Net Revenue for the Nine
		Months Ended June 25,	Base Year Adjustments				2010 Base									Months Ended June 24,
		2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		2011

Tyco Security Solutions		$5,687	$355	6.2%	$(128)	-2.3%	5,914	$119	2.1%	$10	0.2%	$—	0.0%	$308	5.2%	$6,351	11.7%
Tyco Fire Protection		3,308	—	0.0%	(32)	-1.0%	3,276	73	2.2%	—	0.0%	(55)	-1.7%	114	3.5%	3,408	3.0%
Tyco Flow Control		2,505	—	0.0%	(10)	-0.4%	2,495	108	4.3%	6	0.2%	—	0.0%	(51)	-2.0%	2,558	2.1%
Total before Electrical and Metal Products		$11,500	$355	3.1%	$(170)	-1.5%	$11,685	$300	2.6%	$16	0.1%	$(55)	-0.5%	$371	3.2%	$12,317	7.1%

Electrical and Metal Products		1,023	—	0.0%	(726)	-71.0%	297	2	0.2%	4	0.4%	—	0.0%	44	14.8%	347	-66.1%

Total Net Revenue		$12,523	$355	2.8%	$(896)	-7.2%	$11,982	$302	2.4%	$20	0.2%	$(55)	-0.4%	$415	3.5%	$12,664	1.1%

	*	Organic revenue growth percentage based on adjusted 2010 base revenue.
		See “Non-GAAP Measures” for a description of the calculation methodology.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	June 24, 2011	June 25, 2010

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.76	$0.50

Restructuring, net	0.04	0.06

Acquisition costs	0.02	0.03

Asset impairments and (gains) / losses on divestitures, net	0.01	—

Tax items	0.02	0.13

Total Before Special Items	$0.85	$0.72

Tyco International Ltd.

For the Quarter Ended June 24, 2011

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco
	Security	Fire	Flow	Corporate
	Solutions	Protection	Control	and Other	Revenue
Revenue (GAAP)	$2,165	$1,200	$928	—	$4,293

															Income	Diluted
															from	EPS from
															Continuing	Continuing
	Operating Income														Operations	Operations
	Tyco		Tyco		Tyco				Total						Attributable	Attributable
	Security		Fire		Flow		Corporate		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Income	Margin	Expense, net	Expense	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$327	15.1%	$146	12.2%	$103	11.1%	$(101)	N/M	$475	11.1%	$(51)	$(3)	$(58)	$1	$364	$0.76

Restructuring, net	22		2		2		3		29				(10)		19	0.04

Restructuring charges in cost of sales and SG&A			1						1				—		1	—

(Gains) / losses on divestitures, net	2		9				(5)		6				(2)		4	0.01

Acquisition costs	7				1		1		9				(2)		7	0.02

Tax items									—				7		7	0.02

Total Before Special Items	$358	16.5%	$158	13.2%	$106	11.4%	$(102)	N/M	$520	12.1%	$(51)	$(3)	$(65)	$1	$402	$0.85

Diluted Shares Outstanding	475
Diluted Shares Outstanding - Before Special Items	475

Tyco International Ltd.

For the Quarter Ended June 25, 2010

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco			Electrical
	Security	Fire	Flow	Safety	Corporate	& Metal
	Solutions	Protection	Control	Products	and Other	Products	Revenue
Previously Reported Revenue	$1,824	$822	$849	$389	—	$390	$4,274

Segment Realignment	97	292		(389)			—

Recasted Revenue (GAAP)	$1,921	$1,114	$849	—	—	$390	$4,274

																			Income	Diluted
																			from	EPS from
																			Continuing	Continuing
	Operating Income																		Operations	Operations
	Tyco		Tyco		Tyco						Electrical		Total						Attributable	Attributable
	Security		Fire		Flow		Safety		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	Products	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$222	12.2%	$80	9.7%	$113	13.3%	$63	16.2%	$(143)	N/M	$40	10.3%	$375	8.8%	$(64)	$(85)	$26	$(2)	$250	$0.50

Segment Realignment	9		54				(63)						—						—	—

Recasted (GAAP)	$231	12.0%	$134	12.0%	$113	13.3%	—	—	$(143)	N/M	$40	10.3%	$375	8.8%	$(64)	$(85)	$26	$(2)	$250	$0.50

Restructuring, net	27		6		6				1		2		42				(14)		28	0.06

Restructuring charges in cost of sales and SG&A											(1)		(1)						(1)	—

Acquisition costs	24												24				(9)		15	0.03

(Gains) / losses on divestitures, net	3								(2)				1						1	—

Separation Costs									2				2						2	—

Loss on extinguishment of Debt													—			87	(25)		62	0.13

Total Before Special Items	$285	14.8%	$140	12.6%	$119	14.0%	—	—	$(142)	N/M	$41	10.5%	$443	10.4%	$(64)	$2	$(22)	$(2)	$357	$0.72

Diluted Shares Outstanding	496
Diluted Shares Outstanding - Before Special Items	496